UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2014

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34115	04-3387074
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 20, 2014, Sonus Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriters”) and Galahad Securities Limited (the “Selling Stockholder”).  Pursuant to the terms of the Underwriting Agreement, the Selling Stockholder agreed to sell an aggregate of 37,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Underwriters. The Selling Stockholder also granted to the Underwriters a 30-day option to purchase up to an additional 5,625,000 shares of Common Stock.  The offering is expected to close on March 25, 2014 subject to the satisfaction of customary closing conditions.  The Company will not receive any proceeds from the sale of the Common Stock in the offering.

Subject to the completion of the offering, the Company will repurchase from the Underwriters approximately $75 million of the shares of Common Stock that are the subject of this offering at a price of $3.4882 per share, which equals the per share price at which the Underwriters are purchasing such shares from the Selling Stockholder in this offering.  The price to the public in the offering for the shares not being repurchased by the Company was $3.53 per share.

In connection with the Underwriting Agreement, the Company entered into a letter agreement (the “Letter Agreement”), dated March 20, 2014, with the Selling Stockholder.  The Letter Agreement provides for indemnification by and among the Company and the Selling Stockholder under certain circumstances and reimbursement of the Company by the Selling Stockholder for certain fees paid for by the Company in connection with this offering.

The foregoing descriptions of the Underwriting Agreement and the Letter Agreement are qualified in their entirety by reference to the complete copy of each agreement filed as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 20, 2014, by and among Sonus Networks, Inc., Goldman, Sachs & Co. and Galahad Securities Limited.
10.1	Letter Agreement, dated March 20, 2014, by and between Sonus Networks, Inc. and Galahad Securities Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS NETWORKS, INC.

Date: March 21, 2014	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 20, 2014, by and among Sonus Networks, Inc., Goldman, Sachs & Co. and Galahad Securities Limited.
10.1	Letter Agreement, dated March 20, 2014, by and between Sonus Networks, Inc. and Galahad Securities Limited.